UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-8707	87-0327982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 341-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements. Nature’s Sunshine may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Nature’s Sunshine’s beliefs, expectations, hopes, or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely,” and similar expressions identify forward-looking statements. All forward-looking statements included in this report are made as of the date hereof and are based on information available to the Company as of such date. Nature’s Sunshine assumes no obligation to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: further reviews of the Company’s financial statements by the Company and its Audit Committee; modification of the Company’s accounting practices; the outcome of the various inquiries, requests for documents and proceedings by government agencies; foreign business risks; industry cyclicality; fluctuations in customer demand and order pattern; changes in pricing and general economic conditions; as well as other risks detailed in the Company’s previous filings with the SEC.

Item 2.02 Results of Operations and Financial Condition

On March 6, 2013, Nature’s Sunshine Products, Inc. (the “Company”) issued a press release announcing, among other things, its financial results for fourth quarter and fiscal year ended December 31, 2012.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2013, the Company announced that Mr. Michael D. Dean has resigned as the Chief Executive Officer and a Director of the Company, effective March 31, 2013.  Also on March 6, 2013, the Company announced that Mr. Gregory L. Probert, the Executive Chairman of the Board of Directors of the Company (the “Board”), was appointed to serve as Interim Chief Executive Officer, effective April 1, 2013 (the “Effective Date”).

Mr. Probert, age 56, has served as the Executive Chairman of the Board since January 2013.  He served as the Executive Vice Chairman of the Board from June 2011 to December 2012, and served as an independent consultant to the Company from September 2010 to June 2011. Previously, Mr. Probert was Chairman of the Board and Chief Executive Officer of Penta Water Company from 2008, President and Chief Operating Officer of Herbalife International of America from 2003 to 2008, Chief Executive Officer of DMX Music from 2001 to 2003.Prior to that, he held various senior positions at the Walt Disney Company from 1988.  Mr. Probert received his B.A. from the University of Southern California in 1979.

Amendment to Mr. Probert’s Employment Agreement

In connection with Mr. Probert’s appointment, on March 4, 2013, the Company entered into an amendment to Mr. Probert’ employment agreement, dated June 16, 2011 (the “First Amendment”), to become effective on the Effective Date.  The First Amendment provides for, among other things, (i) an annual base salary of $525,000 and (ii) a grant of an option to purchase 25,000 shares of common stock of the Company (the “Common Stock”) under the Company’s Stock Incentive Plan.  The option will have an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Market on the Effective Date, and such option will become exercisable on the one-year anniversary of the Effective Date, provided that Mr. Probert continues in the Company’s employ through such date.  The First Amendment also provides that Mr. Probert is eligible to receive a second option grant in 2013 to purchase

100,000 shares of Common Stock at the same terms and conditions as those offered to other executive employees of the Company.  In addition, the First Amendment clarifies that the termination of Mr. Probert’s position as Interim Chief Executive Officer will not constitute a termination by the Company or grounds for termination for “good reason” as long as he retains his position as Executive Chairman.

The foregoing description of the First Amendment is only a summary and qualified in its entirety by the First Amendment, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Employment Agreement with Mr. Dean and Consulting Agreement

In connection with Mr. Dean’s resignation, on March 4, 2013, the Company entered into an amendment to his employment agreement, dated March 12, 2010 (the “Amended Employment Agreement”) that modified certain terms relating to Mr. Dean’s severance benefits, including, but not limited to, the following:

•                  extending the restricted period during which Mr. Dean shall comply with the non-compete covenants in the Dean Employment Agreement from 12 months to 24 months following the Effective Date and modifying the definition of “Competing Business” in such non-compete covenants;

•                  extending the post-termination exercise period of Mr. Dean’s stock options (except for the performance-based portion of such options) to 24 months;

•                  accelerated vesting of the remaining unvested time-based stock options previously granted to Mr. Dean (covering a total of 37,500 shares);

•                  providing for the payment of life insurance premiums and health care premium reimbursement under COBRA for a period of 18 months after the Effective Date; and

•                  providing for the reimbursement of transition costs in an amount not to exceed $50,000, relocation costs of up to $15,000 and realtor fees of up to $40,000.

Furthermore, under Mr. Dean’s employment agreement, he is entitled to receive a cash severance payment equal to his annual base salary if Mr. Dean is terminated without cause.  Under the Amended Employment Agreement, the Company agreed to pay Mr. Dean a cash severance payment of $470,000, which equals his annual base salary for 2013.  This severance payment is payable in twelve (12) equal monthly installments, with the first installment to be made on April 15, 2014 and the last installment to be made on March 15, 2015 (the “Severance Payment”).  In addition, we and Mr. Dean agreed to enter into a consulting agreement dated as of April 1, 2013 (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, Mr. Dean agrees to provide consulting services to the Company as and when reasonably requested by the Company’s new chief executive officer.  In exchange for the agreement to provide such services and the execution of a general release, as required under Mr. Dean’s employment agreement dated March 12, 2010 (the “Dean Employment Agreement”), the Company agrees to pay Mr. Dean a fee equal to $470,000 for the period from April 1, 2013 to March 15, 2014, which is payable on a monthly basis in 12 equal installments.  Mr. Dean also agrees to comply with certain non-competition covenants under the Consulting Agreement. In the event of a “change of control” as defined in the Amended Employment Agreement, the Consulting Agreement will terminate and the Company will be required to pay Mr. Dean the remaining balance of the Severance Payment and any unpaid fees under the Consulting Agreement.

The foregoing description of the Amended Employment Agreement and Consulting Agreement and is only a summary and qualified in its entirety by the Amended Employment Agreement and a form of the Consulting Agreement , copies of which are included as Exhibit 10.2 and Exhibit 10.3 hereto and incorporated herein by reference.  A copy of the Dean Employment Agreement was previously filed as Exhibit 10.2 to a Current Report on Form 8-K filed on March 16, 2010.

On March 6, 2013, the Company issued a press release announcing, among other things, the resignation and appointment described above, and a copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 5.02 by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 The following documents are filed as exhibits to this report:

Item No.	Exhibit
10.1	First Amendment to Employment Agreement, dated March 4, 2013, by and between the Company and Gregory L. Probert
10.2	Form of Consulting Agreement, dated as of April 1, 2013, by and between the Company and Michael Dean
10.3	First Amendment to Employment Agreement, dated March 4, 2013, by and between the Company and Michael Dean
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated March 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013	NATURE’S SUNSHINE PRODUCTS, INC.

	By:	/s/ Stephen M. Bunker
Stephen M. Bunker
Executive Vice President, Chief Financial Officer and Treasurer